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                                                                    EXHIBIT 23.3


                              ACCOUNTANTS' CONSENT
                                    KPMG LLP



The Board of Directors
Global Equity Corporation

We consent to the incorporation by reference in Amendment No. 4 to Registration statement (No. 333-70377) on Form S-3 of PICO Holdings, Inc. of our report dated March 17, 1998 relating to the consolidated statement of financial position of Global Equity Corporation as at December 31, 1997, and the related consolidated statements of operations, deficit and changes in financial position for the year then ended, which report appears in the Annual Report on Form 10-K/A of PICO Holdings, Inc. for the year ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the prospectus.


"KPMG LLP"

Chartered Accountants



Toronto, Canada
January 18, 2000

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